EXHIBIT 1.1

VOTORANTIM CELULOSE E PAPEL S.A.

     American Depositary Shares

International Underwriting Agreement

December [11], 2003

J.P. Morgan Securities Inc.

As Representative of the  several Underwriters listed  in Schedule I hereto

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

BNDES Participações S.A.—BNDESPAR (“BNDESPAR”), Optiglobe Telecomunicações S.A. (“Optiglobe”) and Cimento Rio Branco S.A. (“Cimento” and together with BNDESPAR and Optiglobe, collectively the “Selling Shareholders”) propose, severally and not jointly, to sell to the several underwriters listed in Schedule I hereto (the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 13 hereof), for whom J.P. Morgan Securities Inc. is acting as representative (the “Representative”), an aggregate of              American Depositary Shares as set forth in Schedule I hereto (the “ADSs”; such number of ADSs, the “Initial Securities”), each ADS representing 500 ações preferenciais (preferred shares), no par value (“Preferred Shares”), of Votorantim Celulose e Papel S.A., a Brazilian corporation (the “Company”) deposited with The Bank of New York, as depositary (the “Depositary”) pursuant to that certain Deposit Agreement (the “Deposit Agreement”) dated as of May 17, 2002 among the Company, the Depositary and all registered holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued thereunder, and BNDESPAR, at the option of the Underwriters, proposes to sell up to              additional ADSs for the sole purpose of covering sales of ADSs in excess of the number of Initial Securities due to over allotments (such number of ADSs, the “Option Securities” and, together with the Initial Securities, the “International Securities”).

The Company and each Selling Shareholder are concurrently entering into an underwriting agreement dated the date hereof (the “Brazilian Underwriting Agreement”) with JPMorgan Brazil and the other underwriters referred to therein (collectively, the “Brazilian Underwriters”) providing for the concurrent offering and sale of              Preferred Shares (the “Brazilian Securities”) by the Selling Shareholders.

To provide for the coordination of their activities, the Underwriters and the Brazilian Underwriters have entered into an agreement among themselves (the “Intersyndicate Agreement”) providing for the coordination of certain transactions among the Underwriters and the Brazilian Underwriters under the direction of J.P. Morgan Securities Inc. (the “Global Coordinator”) and JPMorgan Brazil (in such capacity, the “Brazilian Representative”). The Company and each Selling Shareholder hereby recognize the positions and authority of the gRepresentative, the Global Coordinator and the Brazilian Representative.

The International Securities and the Brazilian Securities are collectively referred to as the “Securities”. Unless the context otherwise requires, all references to the “Securities” shall constitute references to both the Preferred Shares and any ADSs representing such Preferred Shares, and all references to the “ADSs” shall also constitute references to the American Depositary Receipts (“ADRs”) evidencing such ADSs. All references to “U.S. dollars” or “$” are to United States dollars and all references to “R$” are to Brazilian reais.

In order to induce the several Underwriters to enter into and perform their several obligations under this Agreement, the Company and the Selling Shareholders each hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the International Securities, as follows:

1.  Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. 333-110692) including a prospectus, relating to the International Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus in the form first used to confirm sales of the International Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.  Agreement to Sell the International Securities.  (a)  Each Selling Shareholder agrees, severally and not jointly, to sell the Initial Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from such Selling Shareholder at a purchase price per ADS of $             (the “Purchase Price”) the number of Initial Securities (to be adjusted by the Representative so as to eliminate fractional Securities) set forth under such Selling Shareholder’s name and opposite the name of such Underwriter in Schedule I hereto.

In addition, BNDESPAR agrees to sell the Option Securities to the several Underwriters and the Underwriters shall have the option to purchase, at their election, up to the full number of Option Securities at the Purchase Price per ADS. The Underwriters may exercise the option to purchase the Option Securities at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to BNDESPAR and the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 13 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein. Upon exercise of such option, each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from BNDESPAR at the Purchase Price per ADS the number of Option Securities (to be adjusted by the Representative so as to eliminate fractional Securities) that bears the same proportion to the aggregate number of Option Securities as to which such option is being exercised as the number of Initial Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Initial Securities to be purchased and sold hereunder.

(b)  The Company and each Selling Shareholder understand that the Underwriters intend to make an offering of the International Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the International Securities on the terms set forth in the Prospectus by means of (i) a public offering in the United States and (ii) an offering to certain investors outside the United States and Brazil in reliance upon Regulation S under the Securities Act (collectively, the “Offering”). The Company and each Selling Shareholder acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)  Payment for the International Securities shall be made by wire transfer in immediately available funds to the account specified by the applicable Selling Shareholder to the Representative, in the case of the Initial Securities, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 A.M. New York City time on December [17], 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and each Selling Shareholder may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Initial Securities are referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, are herein referred to as the “Additional Closing Date”.

Payment for the International Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Securities to be purchased on such date in global form registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), with any transfer taxes and Depositary fees payable in connection with the sale of the Securities duly paid by such Selling Shareholder.

3.  Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter and each Selling Shareholder that:

(a)  Registration Statement and Prospectus.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement, any Rule 462 Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or BNDESPAR furnished to the Company in writing by such Underwriter through the Representative or by BNDESPAR, expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto. The Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act.

(b)  Incorporated Documents.  The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the statement of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the selected financial information and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown thereby.

(d)  No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto after the date of this Agreement), (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development or event involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries has entered into any transaction, other than in the ordinary course of business, that is material to the Company and its subsidiaries considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(e)  Organization and Good Standing.  The Company and each of its significant subsidiaries (each a “Subsidiary”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Prospectus, except where the failure to be so qualified, to be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Subsidiaries listed in Schedule II to this Agreement are the only Subsidiaries of the Company.

(f)  Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (except pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). All of the Preferred Shares have been duly authorized and validly issued and are fully paid and non assessable, and no holder thereof will be subject to personal liability by reason of being such a holder; the Preferred Shares are not subject to the preemptive or other rights of any stockholder of the Company except as disclosed in the Prospectus. All of the other outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(g)  Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement, the Deposit Agreement and the Brazilian Underwriting Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(h)  Authorization of Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights generally, to Brazilian public policy and to general equity principles, and, with respect to enforceability in Brazil, subject to (i) proper notarization by a notary public having jurisdiction over the place of execution; (ii) authentication of the Deposit Agreement by the Brazilian Consulate having jurisdiction over the place of execution; or registration with the appropriate Cartório de Títulos e Documentos; and (iii) translation into Portuguese by a sworn translator. The party seeking enforcement of such documents in the courts of Brazil will be required to pay applicable court costs (including, without limitation, filing fees and deposits to guarantee judgment required by a Brazilian court of law).

(i)  Authorization of ADSs.  Upon the due and valid issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Preferred Shares in accordance with the Deposit Agreement and upon payment for the ADSs by the Underwriters, the ADSs evidenced by such ADRs will be duly and validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified in the Deposit Agreement.

(j)  Descriptions of the Securities.  The Preferred Shares, the ADRs and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same and no holder of the Securities will be subject to personal liability by reason of being such a holder.

(k)  Absence of Defaults and Conflicts.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is in violation of its esatutos socias (“Charter”) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that singly or in the aggregate would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Brazilian Underwriting Agreement and the consummation of the transactions contemplated in this Agreement, the Brazilian Underwriting Agreement and in the Registration Statement and compliance by the Company with its obligations under this Agreement and the Brazilian Underwriting Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Charter of the Company or any of its Subsidiaries or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (except for such violations as would not have a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(l)  No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company of its obligations hereunder, in connection with the offering or sale of the ADSs under this Agreement or the offering and sale of the Brazilian Securities under the Brazilian Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for approvals (i) from the Banco Central do Brasil (the “Brazilian Central Bank”) and the Comissão de Valores Mobiliários (the “CVM”) relating to the Deposit Agreement and the Custody Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended, of the Conselho Monetário Nacional (the “CMN”), (ii) from the CVM relating to the offering of the Brazilian Securities (the “Brazilian Offering”) and the Securities as provided for in the Transaction Documents, (iii) from the Brazilian Central Bank relating to the payment of the fees and commissions contemplated by this Agreement and the Deposit Agreement, (iv) from the Commission as may be required under the Securities Act, and (v) as may be required under the blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters, all of which have been duly obtained or will be duly obtained prior to the Closing Date.

(m)  Legal Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or their respective properties or assets that is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed or, except as disclosed in the Prospectus, that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Brazilian Underwriting Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, could not, if determined adversely to the Company or any of its Subsidiaries, reasonably be expected to result in a Material Adverse Effect.

(n)  Independent Accountants.  Ernst & Young Auditores Independentes S.S. (“Ernst & Young”) and PricewaterhouseCoopers Auditores Independentes (“PWC”), who have certified or reviewed the financial statements and supporting schedules, if any, included in the Registration Statement, are each independent public accountants as required by the Securities Act.

(o)  Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, restrictions, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) described in the Prospectus.

(p)  Possession of Intellectual Property.  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their business as described in the Prospectus, and none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(q)  No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

(r)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities as herein contemplated, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)  Taxes.  Except as otherwise disclosed in the Prospectus and except as would not individually or in the aggregate result in a Material Adverse Effect, (A) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and (B) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(t)  Licenses and Permits.  Except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the Prospectus; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to be in possession or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(u)  No Labor Disputes.  Except as described in the Registration Statement, no labor dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent, and the Company is not aware of any existing, or imminent labor disturbance with the employees of any of its Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(v)  Compliance With Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable Brazilian federal, state and local and, if any, all applicable foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case as described in the Registration Statement and except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)  Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and generally accepted accounting principles in Brazil (“Brazilian GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)  Insurance.  Except as disclosed in the Prospectus and other than with respect to the Company’s timberlands, the Company carries or is entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in Brazil, and all such insurance is in full force and effect.

(y)  No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(z)  Business with Cuba.  The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba or is exempt therefrom.

(aa)  Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(bb)  Absence of Taxes and Overcharges.  Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax, duty, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof or taxing authority therein either (i) on or by virtue of the Company’s execution, delivery, performance or enforcement of the Transaction Documents or of any other document to be furnished hereunder or thereunder, other than withholding tax at a rate of 15% on fees and expenses payable to the Underwriters, or (ii) on any payment to be made pursuant to the Transaction Documents or on payments by the Company, to any holder of Securities. Under current and, to the knowledge of the Company, proposed or pending, Brazilian law and regulations, dividends, either in cash or any other form, paid on the Preferred Shares (including Preferred Shares represented by ADSs) are not subject to any Brazilian withholding or any other tax, except as otherwise described in the Registration Statement and the Prospectus.

(cc)  Absence of Further Brazilian Requirements.  To ensure the legality, validity, enforcement or admissibility into evidence of each of the Transaction Documents and the Securities in Brazil, it is not necessary that any of the Transaction Documents or Securities to be filed or recorded with any court or other authority in Brazil or that any tax be paid in Brazil on or in respect of any of the Transaction Documents or the Securities, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment that may be required by a Brazilian court of law; provided that (i) the signatures of the parties thereto signing outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian Consulate or each of the Transaction Documents shall have been registered with the appropriate Registry of Deeds and Documents in Brazil and (ii) each of the Transaction Documents shall have been translated into Portuguese by a sworn translator.

(dd)  Proper Brazilian Form.  Subject to proper notarization and legalization with the relevant Brazilian Consulate or registration with the appropriate Registry of Titles and Deeds, and certified, sworn translation thereof into Portuguese, the Transaction Documents are in proper legal form under the laws of Brazil for the enforcement thereof against the Company in the courts of Brazil.

(ee)  Passive Foreign Investment Company.  The Company believes that it will not be considered for the current year or in the foreseeable future a “passive foreign investment company” (“PFIC”) as defined in Section 1296 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or a “foreign personal holding company” within the meaning of Section 552 of the Code.

(ff)  New York Stock Exchange.  The Company is listed on the New York Stock Exchange (“NYSE”) and is in compliance with the NYSE’s listing and reporting requirements.

(gg)  Brazilian Stock Exchanges.  The Company is listed on the São Paulo Stock Exchange (“BOVESPA”) and is in compliance with the BOVESPA’s listing and reporting requirements.

(hh)  Jurisdiction.  The Company has the power to submit, and pursuant to Section 18 of this Agreement has legally, validly, effectively and irrevocably, submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 18 of this Agreement, has legally and validly designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(ii)  Exchange Controls.  Except as otherwise disclosed in the Registration Statement and the Prospectus, no exchange control authorization or any other authorization, approval consent or license of any governmental authority or agency is required for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Deposit Agreement or ADRs, other than authorization to make remittances of payments that may be required pursuant to the indemnification provision contained in Section 5.8 of the Deposit Agreement.

(jj)  No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the management of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk)  No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll)  No Registration Rights.  There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(mm)  Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn)  Loans to Management.  Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan, if any, was outstanding on July 30, 2002.

(oo)  Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

4.  Officers’ Certificates of the Company.  Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

5.  Representations and Warranties of Each Selling Shareholder.  Each Selling Shareholder, severally but not jointly, represents and warrants to each Underwriter that:

(a)  Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Brazilian Underwriting Agreement have been obtained, except for approvals (i) from the CVM relating to the Deposit Agreement under Annex V to Resolution No. 1, 289 of March 20, 1987, as amended, of the CMN, (ii) from the CVM relating to the Brazilian Offering and the Securities as provided for in the Transaction Documents, (iii) from the Brazilian Central Bank relating to the payment of the fees and commissions contemplated by this Agreement and the Deposit Agreement, (iv) from the Commission as may be required under the Securities Act or the Exchange Act, and (v) as may be required under the blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters, all of which have been duly obtained or will be duly obtained prior to the Closing Date; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Brazilian Underwriting Agreement and to sell, assign, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and thereunder; this Agreement and the Brazilian Underwriting Agreement have each been duly authorized, executed and delivered by such Selling Shareholder.

(b)  No Conflicts.  The execution, delivery and performance by such Selling Shareholder of this Agreement and the Brazilian Underwriting Agreement, the sale of the Securities to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by laws or similar organizational documents of such Selling Shareholder or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency applicable to such Selling Shareholder or any of its assets or properties (whether owned or leased) except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, lien, charge or encumbrance that would not, individually or in aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder or under the Brazilian Underwriting Agreement with respect to the transactions contemplated herein or therein.

(c)  Title to Securities.  Such Selling Shareholder has valid and marketable title to the Preferred Shares to be sold by it hereunder and under the Brazilian Underwriting Agreement (including the Preferred Shares underlying the ADSs representing the International Securities), free and clear of all liens, pledges, encumbrances, security interests, claims, other restriction on transferability or first refusal, tag along or other similar rights; such Selling Shareholder has the right freely to deposit the Preferred Shares underlying the International Securities with or for the account of the Depositary under the Deposit Agreement against issuance of ADRs evidencing the ADSs representing such International Securities; upon such deposit, all right, title and interest in and to such Preferred Shares, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, pledges, encumbrances, security interests, claims, other restriction on transferability or first refusal, tag along or other similar rights; and upon delivery of the ADSs representing the International Securities and payment therefor as herein provided, the Underwriters will acquire valid and marketable title to such ADSs, free and clear of all liens, pledges, encumbrances, security interests, claims, other restriction on transferability or first refusal, tag along or other similar rights.

(d)  No Stabilization.  Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(e)  Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties contained in this paragraph shall only apply to statements in or omissions from the Registration Statement and the Prospectus made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder; it being understood and agreed that the only written information furnished to the Company by each Selling Shareholder expressly for use in the Registration Statement and the Prospectus is the information relating to such Selling Shareholder set forth under the caption “Principal and Selling Shareholders” therein (but not the percentages set forth therein).

6.  Officers’ Certificates of any Selling Shareholder.  Any certificate signed by any officer of any Selling Shareholder and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

7.  Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)  Effectiveness of the Registration Statement.  The Company will use its reasonable efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)  Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

(c)  Amendments or Supplements.  Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)  Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective;

(iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)  Ongoing Compliance of the Prospectus.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(f)  Blue Sky Compliance.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)  Earnings Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)  Clear Market.  For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (including, without limitation, ADSs and shares which may be deemed to be beneficially owned by the Company in accordance with the rules and regulations of the Commission) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Securities to be sold hereunder and under the Brazilian Underwriting Agreement. The Company agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration for sale of any shares of capital stock of the Company or any security convertible into or exercisable or exchangeable for shares of capital stock of the Company.

(i)  No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(j)  Exchange Listing.  The Company will use its best efforts to list, subject to official notice of issuance, the ADSs underlying the Securities on the NYSE.

(k)  Reports.  So long as the Securities are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(l)  Documents Furnished.  For a period of three years after the Closing Date, the Company will furnish to each Underwriter copies of all annual reports and current reports filed with the Commission on Forms 20-F and 6-K, if any, or such other similar forms as may be designated by the Commission, and such other documents, reports and information (and English translation summaries thereof) as shall be furnished by the Company to the Depositary.

(m)  Brazilian Regulatory Filings.  The Company shall file any documents or reports with respect to the Securities required to be filed with CVM in the time period required for such filing.

(n)  Settlement.  The Company will use its best efforts in cooperation with the Underwriters and the Brazilian Underwriters to permit the Securities to be eligible for clearance and settlement through DTC, Euroclear and Clearstream.

(o)  Deposit Agreement.  The Company will comply with the Deposit Agreement so as to permit the ADRs evidencing the ADSs to be executed and delivered by the Depositary to the Underwriters for their respective accounts at the Closing Date, or the Additional Closing Date, as the case may be.

(p)  PFIC Classification.  The Company hereby agrees to take all such actions as are reasonably necessary and not inconsistent with its overall business plans to prevent the Company from being classified as a PFIC; if the Company is ever classified as a PFIC, it will comply with the reporting and other requirements of Subparts A, B and C of Part VI of Subchapter P of the Code.

(q)  No Directed Selling.  The Company will not engage in any directed selling efforts within the meaning of Rule 902 of Regulation S in connection with the Brazilian Offering.

(r)  No Solicitation.  The Company will not solicit any offer to buy or offer or sell the Brazilian Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

8.  Further Agreements of Each Selling Shareholder.  Each Selling Shareholder covenants and agrees with each Underwriter that:

(a)  Clear Market.  For a period of 90 days after the date of the Prospectus, such Selling Shareholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (including, without limitation, ADSs and shares which may be deemed to be beneficially owned by such Selling Shareholder in accordance with the rules and regulations of the Commission) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Securities to be sold hereunder and under the Brazilian Underwriting Agreement. Each Selling Shareholder agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration for sale of any shares of capital stock of the Company or any security convertible into or exercisable or exchangeable for shares of capital stock of the Company. Notwithstanding anything to the contrary contained in this Agreement, BNDESPAR may take all actions necessary to sell, and may sell, up to 185,000,000 Preferred Shares in a public offering in Brazil, but only as part of a public offering by BNDESPAR of a basket of equity securities of Brazilian issuers intended to track the performance of the Indice BOVESPA Index or the Indice Brasil-50 Index, and only so long as the proportion of such basket represented by Preferred Shares is the same as the proportion of the Indice BOVESPA Index, or the Indice Brasil-50 Index, as the case may be, represented by Preferred Shares, taking into account the relative weightings and market values of the Preferred Shares and other securities that make up the Indice BOVESPA Index or the Indice Brasil-50 Index on a date which is within two business days of such public offering.

(b)  Deposit Agreement.  Such Selling Shareholder will comply with the Deposit Agreement so as to permit the ADRs evidencing the ADSs to be executed and delivered by the Depositary to the Underwriters for their respective accounts at the Closing Date, or with respect to BNDESPAR, the Additional Closing Date, as the case may be.

(c)  No Directed Selling.  Such Selling Shareholder will not engage in any directed selling efforts within the meaning of Rule 902 of Regulation S in connection with the Brazilian Offering.

(d)  No Solicitation.  Such Selling Shareholder will not solicit any offer to buy or offer or sell the Brazilian Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(e)  Depositary.  Such Selling Shareholder will deposit its respective Preferred Shares underlying the ADSs representing the International Securities with the Depositary or the Depositary’s agent acting as custodian under the Deposit Agreement (the “Custodian”) on or prior to the Closing Date, or, with respect to BNDESPAR, the Additional Closing Date, as the case may be, in accordance with the Deposit Agreement so that the ADRs evidencing such ADSs will be executed and delivered by the Depositary to the respective accounts of the Underwriters at the Closing Date, or, with respect to BNDESPAR, the Additional Closing Date, as the case may be. Such Selling Shareholder will cause the Custodian or the Depositary to apply promptly to the Brazilian Central Bank for the registration of the foreign capital paid in exchange for such ADSs.

9.  Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Initial Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)  Registration Compliance; No Stop Order.  The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 7(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)  Representations and Warranties.  The respective representations and warranties of the Company and each Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each Selling Shareholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)  No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or Preferred Shares of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e)  Officer’s Certificate.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (A) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation of the Company set forth in Section 3(b) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (C) to the effect set forth in paragraphs (a) and (c) above and (D) to the effect that subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and (ii) of each Selling Shareholder, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representation of such Selling Shareholder set forth in Section 5(e) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)  Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, each of Ernst & Young and PWC shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and in the prospectus used in the Brazilian Offering; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)  Opinion of Brazilian Counsel for each of the Company, Cimento and Optiglobe.  Each of Boris Gris, Chief Legal Officer of the Company, and Mattos Filho, Veiga Fillho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Company, Cimento and Optiglobe, shall have furnished to the Representative, at the request of the Company, Cimento and Optiglobe, as the case may be, their written opinion, dated the Closing Date or the Additional Closing

Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annexes A and B hereto, respectively.

(h)  Opinion of U.S. Counsel for each of the Company, Cimento and Optiglobe.  Shearman & Sterling LLP, U.S. counsel for the Company, Cimento and Optiglobe, shall have furnished to the Representative, at the request of the Company, Cimento and Optiglobe their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex C hereto.

(i)  Opinion of Brazilian Counsel for BNDESPAR.  Mariane Sardenberg Sussekind, Esq., chief legal counsel of BNDESPAR, shall have furnished to the Representative, at the request of BNDESPAR, her written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex D hereto.

(j)  Opinion of U.S. Counsel for BNDESPAR.  Skadden, Arps, Meagher & Flom LLP, U.S. counsel for BNDESPAR, shall have furnished to the Representative, at the request of BNDESPAR, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters to the effect set forth in Annex E hereto.

(k)  Opinion of Counsel for the Depositary.  Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to the Representative, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex F hereto.

(l)  Opinion of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of each of Davis Polk & Wardwell, U.S. counsel for the Underwriters, and Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)  No Legal Impediment to Issuance.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(n)  Exchange Trading.  The Securities to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(o)  Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and the persons listed in Exhibit B, delivered to the Representative on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(p)  Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and each Selling Shareholder shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

10.  Indemnification and Contribution.

(a)  Indemnification of Underwriters by the Company, Cimento and Optiglobe.  Each of the Company, Cimento and Optiglobe agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(f) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of, or based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) (it being understood and agreed that the only written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus is the information described in Schedule III hereto); and provided, further, that this indemnity agreement by Cimento and Optiglobe shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission contained in or omitted from the information pertaining to BNDESPAR and that the liability of each of Cimento and Optiglobe shall not exceed the proceeds received by each of them, respectively, from the sale of ADSs and Preferred Shares pursuant to this Agreement and the Brazilian Underwriting Agreement. This indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a Preliminary Prospectus but corrected, eliminated or remedied in the Prospectus, or any amendment or supplement thereto it shall not inure to the benefit of any Underwriter from whom the person asserting the claim purchased the International Securities (or to the benefit of any person who controls such Underwriter within the meaning of Section 15 of the Securities Act) if the Company had previously furnished copies of the Prospectus or such amendment or supplement to such Underwriter and the Company shall sustain the burden of proving that such person was not sent a copy of the Prospectus at or prior to the written confirmation of the sale of such International Security to such person and the untrue statement or omission contained in the Preliminary Prospectus was corrected in the Prospectus or such amendment or supplement.

(b)  Indemnification of BNDESPAR by the Company.  The Company agrees to indemnify and hold harmless BNDESPAR and each person, if any, who controls BNDESPAR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(f) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by BNDESPAR), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of, or based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to BNDESPAR furnished to the Company in writing by BNDESPAR expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) (it being understood and agreed that the only written information furnished to the Company by BNDESPAR expressly for use in the Registration

Statement and the Prospectus is the information relating to it set forth under the caption “Principal and Selling Shareholders” therein (but not the percentages set forth therein)).

(c)  Indemnification of Underwriters and the Company by BNDESPAR.  BNDESPAR agrees to indemnify and hold harmless each Underwriter and the Company, their respective affiliates, directors and officers and each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(f) below) any such settlement is effected with the written consent of BNDESPAR; and

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall only apply to any loss, liability, claim, damage or expense to the extent arising out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by BNDESPAR expressly for use in the Registration Statement and the Prospectus (it being understood and agreed that the only written information furnished to the Company by BNDESPAR expressly for use in the Registration Statement and the Prospectus is the information relating to it set forth under the caption “Principal and Selling Shareholders” therein (but not the percentages set forth therein)) and the liability of BNDESPAR under this Section 10 shall be limited to the amount received by BNDESPAR as proceeds from the sale of ADSs and Preferred Shares pursuant to this Agreement and the Brazilian Underwriting Agreement.

(d)  Indemnification of Company, Directors, Officers and Selling Shareholders.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Selling Shareholders and their officers, and each person, if any, who controls the Company or any of the Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a), (b) and (c) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) (it being understood and agreed that the only written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus is the information described in Schedule III hereto).

(e)  Actions Against Parties; Notification.  Each indemnified party shall give notice promptly to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall only relieve such indemnifying party from any liability hereunder to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 10(a) above, counsel to the indemnified parties shall be selected by the Representative, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by BNDESPAR, in the case of parties indemnified pursuant to Section 10(c) above, counsel to the indemnified parties shall be selected by the Representative and the Company as such parties may agree between themselves, and, in the case of parties indemnified pursuant to Section 10(d) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders as such parties may agree among themselves. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)  Settlement Without Consent if Failure to Reimburse.  No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent; provided that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 10(a)(ii), 10(b)(ii) and 10(c)(ii) effected without its written consent if (g) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (h) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (i) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g)  Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect, or be affected by, any agreement among the Company and the Selling Shareholders with respect to indemnification.

(h)  Contribution.  If the indemnification provided for in this Section 10 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the International Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, each officer, director and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, each officer, director or employee of BNDESPAR, and each person, if any, who controls the Company or any of the Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the respective Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect, or be affected by, any agreement between the Company and the Selling Shareholders with respect to contribution.

11.  Effectiveness of Agreement.  This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representative of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

12.  Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and each Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE, the BOVESPA, the American Stock Exchange or the National Association of Securities Dealers, Inc.; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, or any change or development involving a prospective change in national or international, political, financial or economic conditions, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

13.  Defaulting Underwriter.  (a)  If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and each Selling Shareholder on the terms contained in this Agreement. If, within 24 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and each Selling Shareholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Company and each Selling Shareholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for any Selling Shareholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 13, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and each Selling Shareholder as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and each Selling Shareholder as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters, the Company or each Selling Shareholder, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 14 hereof and except that the provisions of Section 10 hereof shall not terminate and shall remain in effect.

(d)  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, any Selling Shareholder or any non-defaulting Underwriter for damages caused by its default.

14.  Payment of Expenses.

Each of the parties to this Agreement shall pay the costs and expenses incident to the performance of the transactions contemplated hereunder as separately agreed by and among such parties.

15.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 10 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.  Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, each Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, each Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, any Selling Shareholder or the Underwriters.

17.  Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

18.  Consent to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Sovereign Immunity.  (a)  The Company and each Selling Shareholder irrevocably submit to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., and any appellate court from any thereof (the “Specified Courts”), over any suit, action or proceeding brought by an Underwriter or by any person who controls any Underwriter against them with respect to their obligations, liabilities or any other matter arising out of or in connection with the sale of Securities by the Company and such Selling Shareholder to the Underwriters under this Agreement (a “Related Proceeding”). Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter or by any person who controls any Underwriter in any competent court in Brazil.

(b)  The Company and each Selling Shareholder have designated, appointed, and empowered CT Corporation System with offices currently at 111 Eighth Avenue, New York, New York 10011, as their designee, appointee and agent (the “Authorized Agent”) to receive and accept for an on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or any Selling Shareholder in any Specified Court with respect to any Related Proceeding and that may be made on such Authorized Agent in accordance with legal procedures prescribed for such courts. If for any reason such Authorized Agent shall cease to be available to act as such, the Company and each Selling Shareholder agree to designate a new Authorized Agent in The City of New York on the terms and for the purposes of this Section 18 satisfactory to the Underwriters. The Company and each Selling Shareholder further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any Related Proceeding against the Company or any Selling Shareholder, by serving a copy thereof upon the Authorized Agent (whether or not such Authorized Agent shall accept or acknowledge such service) with a copy to the Company and each Selling Shareholder as provided in Section 19. The Company and each Selling Shareholder agree that the failure of any such Authorized Agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities and the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction against any of them in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company and each Selling Shareholder irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to any Related Proceeding in a Specified Court whether on the grounds of venue, residence or domicile and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Related Proceeding brought in any such Specified Court has been brought in an inconvenient forum.

(c)  To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) in respect of its obligations under this Agreement from jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of their obligations under this Agreement, and, without limiting the generality of the foregoing, the Company and each Selling Shareholder, as the case may be, (i) agree that the waivers set for in this Section 18(c) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for the purposes of such act; and (ii) consent generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process.

(d)  To the extent that the Company or any Selling Shareholder shall be entitled, in any jurisdiction in which any Specified Court is located in which any Related Proceeding may at any time be brought against it, to any immunity from suit, from the jurisdiction of any such court, from set-off or from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company and each Selling Shareholder irrevocably agree not to claim and irrevocably waive such immunity to the fullest extent permitted by the laws of such jurisdiction.

(e)  Each reference in this Agreement to United States dollars is of the essence. The Company and each Selling Shareholder agree, severally but not jointly, to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made against the Company or such Selling Shareholder, as the case may be, for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars, at the business day nearest the date of judgment, with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs or exchange payable in connection with the purchase of, or conversion into, the relevant currency.

19.  Miscellaneous.  (a)  Authority of the Representative.  Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

(b)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: 212-622-8358); Attention: Syndicate Desk. Notices to the Company, Cimento or Optiglobe shall be given to it at Votorantim Celulose e Papel S.A., Alameda Santos 1357, 01419-908 São Paulo, SP, Brazil (fax: 011-55-11-3269-4065); Attention: Mr. Raul Calfat or Mr. Valdir Roque with a copy thereof sent to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Richard S. Aldrich, Jr. (fax: 646-848-8030). Notices to BNDESPAR shall be given to it at BNDES Participações S.A.—BNDESPAR, Avenida República do Chile 100, Rio de Janeiro, RJ, Brazil; Attention: Superintendent of Financial Area with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attention: Phyllis G. Korff (fax: 917-777-2694).

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, VOTORANTIM CELULOSE E PAPEL S.A.

By:
Name: Title:

By:
Name: Title:
BNDES PARTICIPAÇÕES S.A.—BNDESPAR

By:
Name: Title:

By:
Name: Title:
OPTIGLOBE TELECOMUNICAÇÕES S.A.

By:
Name: Title:

By:
Name: Title:

International Underwriting Agreement

Signature Page

CIMENTO RIO BRANCO S.A.

By:
Name: Title:

By:
Name: Title:

Accepted: December [11], 2003

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

several Underwriters listed

in Schedule I hereto.

By:
Name: Title:

International Underwriting Agreement

Signature Page

Schedule I

Underwriter	Number of Initial Securities from BNDESPAR	Number of Initial Securities from Optiglobe	Number of Initial Securities from Cimento

J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Unibanco—União de Bancos Brasileiros (Luxembourg) S.A.
Total

Schedule I-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

                         , 2003

J.P. MORGAN SECURITIES INC.

As Representative of the

several Underwriters listed

in Schedule I to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Re:  Votarantim Celulose e Papel S.A.

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Votorantim Celulose e Papel S.A., a Brazilian corporation (the “Company”) and each Selling Shareholder named therein, providing for the public offering in the United States (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of              American Depositary Shares, each such ADS representing 500 ações preferenciais (preferred shares), no par value (“Preferred Shares”) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (including without limitation, shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Shares, common shares, ADSs or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration for sale of any shares of capital stock of the Company or any security convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Exhibit A-1

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the International Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned understands that the Underwriters may enter into the Underwriting Agreement and proceed with the Public Offering in reliance upon this Letter Agreement.

Exhibit A-2

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF SHAREHOLDER]

By:

Name:
Title:

Accepted as of the date

first set forth above:

J.P. MORGAN SECURITIES INC.

By:

Name:
Title:

Exhibit A-3

Exhibit B

List of Parties to Sign a Lock-Up Agreement

Votocel Filmes Flexíveis Ltda.

Nova HPI Participações Ltda.

José Roberto Ermírio de Moraes

Clóvis Ermírio de Moraes Scripilliti

Carlos Ermírio de Moraes

Fábio Ermírio de Moraes

Raul Calfat

Francisco Fernandes Campos Valério

Luiz Carlos Ganzerli

Sérgio Marnio Gandra Vaz

Valdir Roque

Nelson Zanella

Exhibit B-1